Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the Youku.com Inc. 2006 Stock Option Scheme and 2010 Share Incentive Plan of our report dated August 20, 2010, with respect to the consolidated financial statements of Youku.com Inc. included in the Registration Statement (Form F-1 No. 333-170603) and related Prospectus for the year ended December 31, 2009 filed with the Securities and Exchange Commission.

/s/ Ernst & Young Hua Ming

Beijing, People’s Republic of China

December 29, 2010